SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 1, 2002 (October 31, 2002)

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)

2525 Dupont Drive Irvine, California (Address of principal executive offices)		92612 (Zip Code)

(714) 246-4500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

         On October 31, 2002, Allergan, Inc. issued a press release pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended, announcing the proposed private placement of zero coupon convertible senior notes due 2022 in the aggregate principal amount at maturity of approximately $577.4 million. No assurance can be made that the offering of the notes will be completed.

         The full text of the press release relating to the offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

         The notes have not been registered under the Securities Act of 1933 or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the notes.

Item 7. Exhibits

99.1	Press Release dated October 31, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: November 1, 2002	By:	/s/ DOUGLAS S. INGRAM

	Name:	Douglas S. Ingram

	Title:	Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release dated October 31, 2002.